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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement
of Carey Diversified LLC on Form S-8 (File No. 333-          ) of our report
dated March 27, 1998, on our audits of the combined financial statements and financial statement schedule of Corporate Property Associates Partnerships as of December 31, 1996 and 1997 and for the years ended December 31, 1995, 1996, and 1997, which report is included in the Annual Report of Carey Diversified LLC on Form 10-K for the year ended December 31, 1997.


                                    /s/ PricewaterhouseCoopers LLP

                                    PricewaterhouseCoopers LLP

New York, New York
September  28, 1998